Exhibit 4.17
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT. CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

Institutional Banking
Level 3, 275 Kent Street
SYDNEY NSW 2000
Phone: (02) 8254 8812
Fax: (02) 8254 8999
November 2, 2009
The Directors
Sims Metal Management Limited
Sir Joseph Banks Corporate Park
Suite 3, Level 2
32-34 Lord Street
Botany NSW 2019
Attention: Mr. Peter Ricketts
Variation to Standard Terms
Westpac Banking Corporation (Westpac) proposes to further vary the Standard Terms dated 1 November 2000, as amended (Standard Terms), to which Sims Metal Management Limited ACN 114 838 630 (Sims) and its subsidiaries listed in the attached Subsidiaries Schedule (together the Undertaking Companies) are parties.
The amendments needed to document the varied Standard Terms are set out below.
Please confirm the Undertaking Companies’ acceptance of these amendments by signing the accompanying copy of this letter and arranging for it to be signed also by the companies listed in the attached Guarantors Schedule (together the Guarantors) and returning it to us within 30 days of the date of this letter or such later date as Westpac may agree in writing.
Capitalised terms defined in the Standard Terms have the same meanings when used in this letter.
This is a Bank Document for the purposes of the Standard Terms.

Variation to Standard Terms — ©Westpac Banking Corporation	Page 1
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1. Amendments
Standard Terms
The Standard Terms are amended by replacing the entire Standard Terms with the Standard Terms set out in the Annexure.
2. General
Condition Precedent
Before the amendments referred to above become effective Westpac must confirm in writing that the following conditions precedent have been satisfied:
•	the Undertaking Companies and the Guarantors must sign and return a copy of this letter; and

•	if incorporated outside of Australia, each Undertaking Company and Guarantor must deliver in form and substance satisfactory to Westpac, a legal opinion regarding execution of this letter.
References to Standard Terms
Any reference in the multicurrency revolving floating rate cash advance facility agreement dated 1 November 2000, as amended, between Sims, the Undertaking Companies and Westpac (Agreement) to the Standard Terms includes a reference to the Standard Terms as amended by this letter or as further varied from time to time.
Confirmation by Guarantors
Each Guarantor confirms that:
•	It agrees to the amendment to the Standard Terms referred to in this letter;

•	This amendment does not in any way release, reduce or limit its liability and obligations to Westpac under the Group Guarantee dated 15 November 2000 between (amongst others) it and Westpac (the Group Guarantee);

•	The Group Guarantee remains a valid obligation binding on it to pay amongst other things and according to its terms, all moneys due and payable from time to time to Westpac under the Agreement and Standard Terms as varied from time to time; and

•	This confirmation is binding on it irrespective of whether all Guarantors sign or whether the statements are true in respect of each other Guarantor.

Variation to Standard Terms — ©Westpac Banking Corporation	Page 2
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Governing law and Jurisdiction
This letter is governed by New South Wales law. The Undertaking Companies and Guarantors accept the non-exclusive jurisdiction of the courts having jurisdiction there.
Subsidiaries’ Schedule

Name of Company	ACN/ARB/ place of incorporation
Sims Group Australia Holdings Limited	008 634 526

Sims Group UK Limited	UK 3242331

Sims Group UK Holdings Limited	UK 2904307

Mirec BV	Holland 17073024

Sims Recycling Solutions AB	Sweden

Sims Group USA Corporation	Delaware

Sims Group Global Trade Corporation	Delaware

North Carolina Resource Conservation LLC	North Carolina

Sims Group USA Holdings Corporation	Delaware

Schiabo Larovo Corporation	Delaware

Simsmetal East LLC	Delaware

Simsmetal West LLC	Delaware

Metal Management, Inc.	Delaware

Metal Management Alabama, Inc.	Delaware

Metal Management Arizona, L.L.C.	Arizona

Metal Management Connecticut, Inc.	Delaware

Metal Management Memphis, L.L.C.	Tennessee

Metal Management Midwest, Inc.	Illinois

Metal Management Mississippi, Inc.	Delaware

Metal Management Northeast, Inc.	New Jersey

Metal Management Ohio, Inc.	Ohio

Metal Management West, Inc.	Colorado

Proler Southwest LP	Texas

Metal Dynamics Detroit LLC	Delaware

Variation to Standard Terms — ©Westpac Banking Corporation	Page 3
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Guarantors Schedule

Name of Company	ACN/ARBN
Sims Group Australia Holdings Limited	008 634 526

Sims Metal Management Limited	114 838 630

Simsmetal Holdings Pty Limited	000 021 563

Simsmetal Services Pty Limited	000 166 987

Sims Manufacturing Pty Limited	004 332 870

Sims Industrial Pty Limited	000 090 479

Sims Energy Pty Limited	009 667 752

Sims Group UK Limited	UK 3242331

Sims Group UK Holdings Limited	UK 2904307

Mirec BV	Holland 17073024

Sims Recycling Solutions AB	Sweden

Simsmetal Industries Limited	New Zealand

Sims M+R GmbH	Germany

Sims Group German Holdings GmbH	Germany

Sims Metal Management Asia Limited (previously known as Sims Asia Holdings Limited)	Hong Kong

Sims Group Recycling Solutions Canada Ltd	Canada

Sims Group Canada Holdings Limited	Canada

Sims Group USA Corporation	Delaware

Sims Group Global Trade Corporation	Delaware

North Carolina Resource Conservation, LLC	North Carolina

Sims Group USA Holdings Corporation	Delaware

SHN Co., LLC	Delaware

HNE Recycling LLC	Delaware

HNW Recycling LLC	Delaware

Schiabo Larovo Corporation	Delaware

Simsmetal East LLC	Delaware

Simsmetal West LLC	Delaware

Variation to Standard Terms — ©Westpac Banking Corporation	Page 4
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Name of Company	ACN/ARBN
Sims Recycling Solutions Holdings, Inc. (formerly Sims Recycling Solutions, Inc.)	Illinois

Sims Recycling Solutions, Inc. (formerly United Refining & Smelting Co.)	Illinois

Metal Management, Inc.	Delaware

CIM Trucking, Inc.	Illinois

Metal Management Alabama, Inc.	Delaware

Metal Management Arizona, L.L.C.	Arizona

Metal Management Connecticut, Inc.	Delaware

Metal Management Indiana, Inc.	Illinois

Metal Management Memphis, L.L.C.	Tennessee

Metal Management Midwest, Inc.	Illinois

Metal Management Mississippi, Inc.	Delaware

Metal Management New Haven, Inc.	Delaware

Metal Management Northeast, Inc.	New Jersey

Metal Management Ohio, Inc.	Ohio

Metal Management Pittsburgh, Inc.	Delaware

Metal Management Proler Southwest, Inc.	Delaware

Sims — North America Trade Corporation	Delaware

Metal Management West Coast Holdings, Inc.	Delaware

Metal Management West, Inc.	Colorado

MM Metal Dynamics Holdings, Inc.	Delaware

Naporano Iron & Metal, Inc.	Delaware

New York Recycling Ventures, Inc.	Delaware

Proler Southwest GP, Inc.	Delaware

Proler Southwest LP	Texas

Reserve Iron & Metal Limited Partnership	Delaware

Metal Dynamics LLC	Delaware

Metal Dynamics Detroit LLC	Delaware

Metal Dynamics Indianapolis LLC	Delaware

Sims Municipal Recycling of New York LLC	Delaware

Variation to Standard Terms — ©Westpac Banking Corporation	Page 5
[*] Confidential Treatment Requested

Signed for and on behalf of
Westpac Banking Corporation
by its duly Authorised Officer
in the presence of:

Signature of witness	Signature of Authorised Officer

Name of witness (please print)	Name of Authorised Officer (please print)

Office Held	Office Held
ADDRESS:      Level 3, 275 Kent Street, Sydney, NSW 2000
FACSIMILE:      (02) 8254 6935

Variation to Standard Terms — ©Westpac Banking Corporation	Page 6
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Accepted for
Sims Metal Management Limited
by two directors:

Signature of director	Signature of director

Name of director (please print)	Name of director (please print)

ADDRESS:	Sir Joseph Banks Corporate Park
Suite 3, Level 2
32-34 Lord Street
Botany NSW 2019

FACSIMILE:	(02) 9954 9680

Variation to Standard Terms — ©Westpac Banking Corporation	Page 7
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Executed by
Schiabo Larovo Corporation
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 8
[*] Confidential Treatment Requested

Executed by
Simsmetal East LLC
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 9
[*] Confidential Treatment Requested

Executed by
Simsmetal West LLC
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 10
[*] Confidential Treatment Requested

Executed by
Metal Management, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 11
[*] Confidential Treatment Requested

Executed by
Metal Management Alabama, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 12
[*] Confidential Treatment Requested

Executed by
Metal Management Arizona, L.L.C.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 13
[*] Confidential Treatment Requested

Executed by
Metal Management Connecticut, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 14
[*] Confidential Treatment Requested

Executed by
Metal Management Memphis, L.L.C.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 15
[*] Confidential Treatment Requested

Executed by
Metal Management Midwest, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 16
[*] Confidential Treatment Requested

Executed by
Metal Management Mississippi, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 17
[*] Confidential Treatment Requested

Executed by
Metal Management Northeast, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 18
[*] Confidential Treatment Requested

Executed by
Metal Management Ohio, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 19
[*] Confidential Treatment Requested

Executed by
Metal Management West, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 20
[*] Confidential Treatment Requested

Executed by
Proler Southwest LP
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 21
[*] Confidential Treatment Requested

Executed by
Metal Dynamics Detroit LLC
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 22
[*] Confidential Treatment Requested

Executed by
Simsmetal Industries Limited
by its officer:

Signature of director	Signature of director

Name of director (please print)	Name of director (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 23
[*] Confidential Treatment Requested

Executed by
Sims M+R GmbH
by its officer:

Signature of officer	Signature of officer

Name of officer (please print)	Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 24
[*] Confidential Treatment Requested

Executed by
Sims Group German Holdings GmbH
by its officer:

Signature of officer	Signature of officer

Name of officer (please print)	Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 25
[*] Confidential Treatment Requested

The Common Seal of
Sims Metal Management Asia Limited
(previously known as Sims Asia Holdings Limited)

was affixed to this deed in the presence of:

Signature of director

Name of director (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 26
[*] Confidential Treatment Requested

Executed by
Sims Group Recycling Solutions Canada Ltd
by its officer:

Signature of officer

Name of officer (please print)

Title (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 27
[*] Confidential Treatment Requested

Executed by
Sims Group Canada Holdings Limited
by its officer:

Signature of officer

Name of officer (please print)

Title (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 28
[*] Confidential Treatment Requested

Executed by
Sims Recycling Solutions, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 29
[*] Confidential Treatment Requested

Executed by
Sims Group Recycling Solutions Holdings Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 30
[*] Confidential Treatment Requested

Executed by
CIM Trucking, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 31
[*] Confidential Treatment Requested

Executed by
Metal Management Indiana, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 32
[*] Confidential Treatment Requested

Executed by
Metal Management New Haven, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 33
[*] Confidential Treatment Requested

Executed by
Metal Management Pittsburgh, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 34
[*] Confidential Treatment Requested

Executed by
Metal Management Proler Southwest, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 35
[*] Confidential Treatment Requested

Executed by
Sims – North America Trade Corporation
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 36
[*] Confidential Treatment Requested

Executed by
Metal Management West Coast Holdings, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 37
[*] Confidential Treatment Requested

Executed by
MM Metal Dynamics Holdings, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 38
[*] Confidential Treatment Requested

Executed by
Naporano Iron & Metal, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 39
[*] Confidential Treatment Requested

Executed by
New York Recycling Ventures, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 40
[*] Confidential Treatment Requested

Executed by
Proler Southwest GP, Inc.
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 41
[*] Confidential Treatment Requested

Executed by
Reserve Iron & Metal Limited Partnership
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 42
[*] Confidential Treatment Requested

Executed by
Metal Dynamics LLC
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 43
[*] Confidential Treatment Requested

Executed by
Metal Dynamics Indianapolis LLC
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 44
[*] Confidential Treatment Requested

Executed by
Sims Municipal Recycling of New York LLC
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 45
[*] Confidential Treatment Requested

Signed by
Sims Group Australia Holdings Limited
by a director and secretary/director:

Signature of director	Signature of director/secretary	Û

Name of director (please print)	Name of director/secretary	Û

Variation to Standard Terms — ©Westpac Banking Corporation	Page 46
[*] Confidential Treatment Requested

Signed by
Simsmetal Holdings Pty Limited
by a director and secretary/director:

Signature of director	Signature of director/secretary	Û

Name of director (please print)	Name of director/secretary	Û

Variation to Standard Terms — ©Westpac Banking Corporation	Page 47
[*] Confidential Treatment Requested

Signed by
Simsmetal Services Pty Limited
by a director and secretary/director:

Signature of director	Signature of director/secretary	Û

Name of director (please print)	Name of director/secretary	Û

Variation to Standard Terms — ©Westpac Banking Corporation	Page 48
[*] Confidential Treatment Requested

Signed by
Sims Manufacturing Pty Limited
by a director and secretary/director:

Signature of director	Signature of director/secretary	Û

Name of director (please print)	Name of director/secretary	Û

Variation to Standard Terms — ©Westpac Banking Corporation	Page 49
[*] Confidential Treatment Requested

Signed by
Sims Industrial Pty Limited
by a director and secretary/director:

Signature of director	Signature of director/secretary	Û

Name of director (please print)	Name of director/secretary	Û

Variation to Standard Terms — ©Westpac Banking Corporation	Page 50
[*] Confidential Treatment Requested

Signed by
Sims Energy Pty Limited
by a director and secretary/director:

Signature of director	Signature of director/secretary	Û

Name of director (please print)	Name of director/secretary	Û

Variation to Standard Terms — ©Westpac Banking Corporation	Page 51
[*] Confidential Treatment Requested

Signed by
Sims Group UK Limited
by a director and secretary/director:

Signature of director	Signature of director/secretary	Û

Name of director (please print)	Name of director/secretary	Û

Variation to Standard Terms — ©Westpac Banking Corporation	Page 52
[*] Confidential Treatment Requested

Signed by
Sims Group UK Holdings Limited
by a director and secretary/director:

Signature of director	Signature of director/secretary	Û

Name of director (please print)	Name of director/secretary	Û

Variation to Standard Terms — ©Westpac Banking Corporation	Page 53
[*] Confidential Treatment Requested

Signed by
Mirec BV
by a director and secretary/director:

Signature of director	Signature of director/secretary	Û

Name of director (please print)	Name of director/secretary	Û

Variation to Standard Terms — ©Westpac Banking Corporation	Page 54
[*] Confidential Treatment Requested

Signed by
Sims Recycling Solutions AB
by a director and secretary/director:

Signature of director	Signature of director/secretary	Û

Name of director (please print)	Name of director/secretary	Û

Variation to Standard Terms — ©Westpac Banking Corporation	Page 55
[*] Confidential Treatment Requested

Executed by
Sims Group USA Corporation
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 56
[*] Confidential Treatment Requested

Executed by
Sims Group Global Trade Corporation
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 57
[*] Confidential Treatment Requested

Executed by
North Carolina Resource Conservation, LLC
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 58
[*] Confidential Treatment Requested

Executed by
Sims Group USA Holdings Corporation
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 59
[*] Confidential Treatment Requested

Executed by
SHN Co., LLC
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 60
[*] Confidential Treatment Requested

Executed by
HNE Recycling LLC
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 61
[*] Confidential Treatment Requested

Executed by
HNW Recycling LLC
by its officer:

Signature of officer

Name of officer (please print)

Variation to Standard Terms — ©Westpac Banking Corporation	Page 62
[*] Confidential Treatment Requested

Annexure
Amended Standard Terms

Variation to Standard Terms — ©Westpac Banking Corporation	Page 63
[*] Confidential Treatment Requested

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT. CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

Institutional Banking
Level 3, 275 Kent Street
SYDNEYNSW2000

Phone: (02) 8254 8812
Fax: (02) 8254 8999
November 2, 2009
The Directors
Sims Metal Management Limited
Sir Joseph Banks Corporate Park
Suite 3, Level 2
32-34 Lord Street
Botany NSW 2019
Attention: Mr. Peter Ricketts
Dear Sirs,
STANDARD TERMS
     Sims Metal Management Limited (ACN 114 838 630) (Sims) and any of its subsidiaries listed in the attached Subsidiaries Schedule (each an Undertaking Subsidiary) have asked Westpac Banking Corporation (Westpac) to give credit, or to continue to provide it, to anyone or more of them.
In exchange for Westpac doing all or any of those things, each of Sims and each Undertaking Subsidiary (each an Undertaking Company) agrees to the following terms.
1	DEFINITIONS

1.1	Definitions

In this agreement the following definitions apply.

Accounts means the consolidated audited annual accounts and cash flow statements of Sims.

Accounting Standards has the meaning given in clause 1.2(a).

ACDC means Australian Commercial Disputes Centre Limited.

ACDC Guidelines for Expert Determination means the ACDC Guidelines for Expert Determination (or, if the ACDC ceases to exist, the guidelines for expert determination of any similar organisation nominated by the Law Society of NSW) in force from time to time.

Agreement includes any document or instrument of any kind, any deed, agreement or arrangement.

Authorisation includes any consent, registration, filing, lodgment, agreement, certificate, notarisation, permission, licence, approval, authority or exemption, from by or with any
[*] Confidential Treatment Requested

Governmental Agency. Where a Governmental Agency can prohibit or restrict something if it acts within a specified period after formal notification of it (for example lodgment, registration or filing), Authorisation includes the expiry of that period without that action.

Bank Document means any present or future document, agreement or arrangement (whether or not in writing):
(a)	to which any Undertaking Company is or becomes a party with Westpac; or

(b)	under which obligations arise from any Undertaking Company to Westpac, in each case, whether or not other parties are involved and whether or not it arises as a result of an assignment or transfer.

Business Day means a day on which banks are open for business in Sydney and Melbourne, not being a Saturday, Sunday or public holiday.

Calculation Date means 30 June and 31 December in each year.

Calculation Period means each period of 12 months ending on a Calculation Date.

Change in Law has the meaning given in clause 10.

Contingent Liability means uncalled capital held by any member of the Sims Group in any corporation other than another member of the Sims Group and any other contingent liability under a Guarantee given by any member of the Sims Group to any person.

Corporations Act means the Corporations Act 2001 (Cth).

Deed of Cross Guarantee means any deed entered into in connection with the granting by the Australian Securities & Investments Commission of an order pursuant to Part 2M.6 of the Corporations Act.

Dispute has the meaning given in clause 15.3(d).

EBITDA means for a relevant period and in respect of the Sims Group, the profit on ordinary activities before:
(a)	taxation;

(b)	Net Interest Expense; and

(c)	amortisation of intangible assets and depreciation of tangible assets of the Sims Group, as shown on a consolidated basis and as disclosed in the Sims Group’s most recent audited consolidated annual financial reports or semi-annual audited or unaudited consolidated financial reports, as applicable.

For the purposes of calculating EBITDA, the calculation will exclude:
(d)	any significant non-cash items or items disclosed as required by AASB 101.97 and AASB 101.98 due to their size or nature or by the corresponding provisions of future revisions of this accounting standard, that are of a non-recurring nature including but not limited to:
(i)	losses or gains on the sale or revaluation of assets,

(ii)	costs relating to restructuring and redundancy,

(iii)	discontinued operations,
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(iv)	discounts on acquisition and gains on formation of joint ventures,

(v)	post acquisition adjustments to contingent liabilities recorded on the date of a business acquisition pursuant to purchase accounting rule changes to be introduced on 1 July 2009, and

(vi)	costs associated with becoming Sarbanes-Oxley Act compliant (as required following the Sims Group’s registration as an issuer in the United States of America);
(e)	significant unrealized gains or losses;

(f)	any other significant non-cash items or items including but not limited to:
(i)	write downs of inventory to net realisable value;

(ii)	revaluation increments to the inventory; and

(iii)	forgone profit arising from sales contract negotiations; and
(g)	any impairment charge or loss (or gain or reversal) relating to the recoverable amount of assets (including any impairment charge relating to goodwill or identified intangible assets), that are of a non-recurring nature.

The foregoing adjustments to EBITDA in paragraphs (d) to (f) for each Calculation Period will be agreed by Westpac and Sims in writing prior to the end of that Calculation Period, subject to the operation of clause 15.3.

Except for the purpose of calculating the ratio of Net Interest Expense to EBITDA, EBITDA as calculated on any Calculation Date will be adjusted to take into account the effects of any acquisitions or disposals of any company or business made during the Calculation Period ending on that Calculation Date. The adjustments will be made on the basis of the historical EBITDA of the company or business acquired or disposed of in the Calculation Period and ending on that Calculation Date by reference to historical EBITDA for the twelve months immediately preceding the Calculation Date and by reference to:
(a)	in the case of a disposal, the period of time during which the applicable company or business was part of the Sims Group; or

(b)	in the case of an acquisition, for that period being the twelve months immediately preceding the Calculation Date.
Environmental Law means any legislation regulating Pollutants in connection with the protection of the environment or health and safety.

ERISA means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations thereunder.

ERISA Affiliate means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with an Undertaking Company and any Subsidiary are treated as a single employer under any or all of Sections 414(b), (c), (m) or (o) of the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

Event of Default has the meaning given in clause 6 below.

Excluded Member is Sims Rush Pty Limited.
[*] Confidential Treatment Requested

Finance Debt means any debt or other monetary liability in respect of moneys borrowed or raised or any financial accommodation including under or in respect of any:
(a)	bill of exchange as defined in the Bills of Exchange Act 1909 (Cth), bond, debenture, note or similar instrument;

(b)	acceptance, endorsement or discounting arrangement;

(c)	Guarantee;

(d)	finance or capital lease;

(e)	agreement for the deferral for more than 90 days of a purchase price or other payment in relation to the acquisition of any asset or service;

(f)	obligation to deliver goods or provide services paid for in advance by any financier;

(g)	agreement for the payment of capital or premium on the redemption of any preference shares;

(h)	interest or currency swap or hedge arrangement, financial option, futures contract or analogous transaction (the amount of such Finance Debt being the marked to market value of the relevant transaction); or

(i)	counter indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution, and irrespective of whether the debt or liability:
(j)	is present or future;

(k)	is actual, prospective, contingent or otherwise;

(l)	is at any time ascertained or unascertained;

(m)	is owed or incurred alone or severally or jointly or both with any other person; or

(n)	comprises any combination of the above.
German Guarantor means a Guarantor which is incorporated in, resident in or whose principal area of business is in Germany

Governmental Agency includes any government, or any government, semi-government or judicial agency or authority.

Group Guarantee has the meaning given in clause 4(i).

GST means the goods and services tax levied under the GST law.

GST law means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Guarantee means any guarantee, indemnity, letter of comfort or other assurance against loss. It includes any obligation to be responsible for the solvency or financial condition of another party, or for payment of a debt or obligation of another party, either directly or indirectly (for example, by acquiring the debt or obligation).

Guaranteed Share means any share or stock issued by a member of the Sims Group where redemption of such share or stock or the payment of capital or dividends on such share or stock is the subject of a Guarantee of a member of the Sims Group or a Guarantee of another person who will have recourse in respect of its liability under that Guarantee directly or indirectly to a member of the Sims Group or its assets (other than as a shareholder).
[*] Confidential Treatment Requested

Guarantor means any party which gives any Guarantee or Security Interest in relation to the obligations of or guaranteed by any Undertaking Company to Westpac now or in the future.

Hazardous Materials shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined as such in any law concerning any Hazardous Material, or environmental protection or health and safety.

Hedging Agreement means each interest rate, foreign exchange transaction, equity or equity index option, bond option, commodity swap, commodity option, cap transaction, currency swap transaction, cross-currency swap rate transaction or any other hedge or derivative agreement entered into by an Undertaking Company, including any master agreement and any transaction or confirmation under it.

An entity is Insolvent if:
(a)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act); or

(b)	it is in liquidation, in provisional liquidation, under administration or wound up or has had a controller appointed to its property; or

(c)	it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent which does not have, or is not likely to have, a Material Adverse Effect); or

(d)	an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 14 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of (a), (b) or (c) above; or

(e)	it is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand; or

(f)	it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which Westpac reasonably deduces it is so subject); or

(g)	it is otherwise unable to pay its debts when they fall due; or

(h)	something having a substantially similar effect to (a) to (g) happens in connection with that entity under the law of any jurisdiction.
Intangible Assets include all goodwill, copyright, patents, trade marks and licences, research and development, future income tax benefit, underwriting and formation expenses and other items of a like nature which according to current accounting practices are regarded as unidentifiable and intangible assets.

Issue means any dispute (other than a dispute that is frivolous or vexatious) between Sims and Westpac as to the calculation of the adjustments to be made in accordance with paragraphs (d) to (g) of the definition of EBITDA in this clause 1.1.

Latest Audited Consolidated Balance Sheet means the most recently prepared audited consolidated balance sheet of the Sims Group, or if a half yearly unaudited balance sheet has been prepared more recently, the half yearly balance sheet, as at or prior to the date at which an examination is being made to determine Total Indebtedness, Total Tangible Assets, current assets, current liabilities or Shareholders Funds.
[*] Confidential Treatment Requested

Letter of Offer means the multicurrency revolving floating rate cash advance facility agreement dated 1 November 2000 between Sims, Westpac and others, as amended.

Listing Review Period has the meaning given in clause 8(b).

Material Adverse Effect means a material adverse effect on:
(a)	the financial condition of the Undertaking Companies (taken as a whole);

(b)	any Undertaking Company’s ability to perform any of its obligations under any Bank Document;

(c)	the validity or enforceability of the whole or any material part of a Bank Document or any material rights or remedies of Westpac under the Bank Documents; or

(d)	any encumbrance provided to Westpac by an Undertaking Company.
Net Interest Expense means for any period, the aggregate (without double counting) of all interest paid or accrued during that period in respect of any Finance Debt of the Sims Group (including any fees and charges with respect to any guarantee, indemnity or letter of credit or under any bill of exchange, promissory note or any other acceptance or discounting arrangement and any finance charges paid or payable under any hire purchase agreement or lease agreement for which a member of the Sims Group is actually or contingently liable) less any interest income of the Sims Group during that period.

Notification has the meaning given in clause 15.3(b).

Other Documents means those agreements, in the substantially same form as these Standard Terms, or in substantially the same form as these Standard Terms together with any letter of offer in substantially the same form as the Letter of Offer into which any Relevant Company has entered as borrower, or will enter as borrower, with any other party.

Permitted Financial Accommodation means any financial accommodation provided by an Undertaking Company:
(a)	under the Bank Documents;

(b)	to another Undertaking Company;

(c)	in the form of deposits held with financial institutions in the ordinary course of business and supplier advances for which security adequate to cover the amount of the supplier advance is taken; or

(d)	to parties other than Undertaking Companies which when added to all such other outstanding accommodation provided by all Relevant Companies does not exceed A$35,000,000.
Permitted Security Interest means:
(a)	a lien or statutory charge which arises by operation of law in the ordinary course of day to day business and does not secure Finance Debt, but only so long as it pays the amount secured promptly, except where that amount is being contested in good faith; and

(b)	Security Interests that secure Secured Indebtedness not exceeding 5% of Total Tangible Assets.
Pollutant means a pollutant, contaminant, dangerous, toxic or hazardous substance, petroleum or petroleum product, chemical, solid, special liquid, industrial or other waste.
[*] Confidential Treatment Requested

Relevant Company means Sims, any Guarantor or any subsidiary of any of them.

Secured Indebtedness means at any time the aggregate amount of all secured liabilities of the Sims Group other than the Excluded Member.

Security Interest includes any mortgage, pledge, lien, charge or other security or any arrangement which gives a creditor a preferential right to an asset or its proceeds.

Shareholders’ Funds means Total Tangible Assets less Total Indebtedness.

Sims Group means Sims and its Subsidiaries.

Subsidiary has the meaning given in the Corporations Act.

Tangible Assets means all assets other than Intangible Assets.

Tax means:
(a)	any tax including the GST, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding; or

(b)	any income, stamp or transaction duty, tax or charge,
which is assessed, levied, imposed or collected by any Governmental Agency and includes any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above.

Tax Credit has the meaning given in clause 13.4.

TNW means Shareholders’ Funds less Intangible Assets

Total Indebtedness means at any time the aggregate amount (as disclosed by the Latest Audited Consolidated Balance Sheet) of all secured and unsecured liabilities of the Sims Group together with, unless already included in the Latest Audited Consolidated Balance Sheet:
(a)	the aggregate amount (as disclosed by its latest audited balance sheet) of all secured and unsecured liabilities of any entity which has become a member of the Sims Group since the date of the Latest Audited Consolidated Balance Sheet and all other amounts which would be included in this definition if references to the Latest Audited Consolidated Balance Sheet were to be to the latest audited balance sheet of that entity;

(b)	the unrepaid principal (or its equivalent) of any Finance Debt where the proceeds or benefits of that Finance Debt:
(i)	have been received by any member of the Sims Group, since the date of the Latest Audited Consolidated Balance Sheet, excluding the amount of any such proceeds which have been applied in reduction of any secured or unsecured liabilities included in this definition; or

(ii)	are to be received by any member of the Sims Group and the receipt of such proceeds or benefits has been underwritten or otherwise assured to the satisfaction of the auditor of the Sims Group;
(c)	the paid up capital amount and accrued but unpaid dividends of Guaranteed Shares;
and after:
(d)	deducting:
[*] Confidential Treatment Requested

(i)	the aggregate amount of all secured and unsecured liabilities of any entity which has ceased to be a member of the Sims Group since the date of the Latest Audited Consolidated Balance Sheet and in respect of which no other member of the Sims Group has any liability; and

(ii)	the aggregate amount of all liabilities which in the opinion of the auditor of the Sims Group have been defeased in such a way as to enable any such liability to be considered as having been extinguished within the meaning of paragraph 30 of Australian Accounting Standard AAS23; and

(iii)	debt reductions of the type referred to in (b)(iii) of the definition of “Total Tangible Assets”;
(e)	eliminating all inter-entity balances among the member of the Sims Groups or any of them (including any member of the Sims Group which has become one since the date of the Latest Audited Consolidated Balance Sheet); and

(f)	making such further adjustments (including, without limitation, elimination of any double counting arising in relation to any Guarantee and the obligation or indebtedness that is the subject of the Guarantee) which in the opinion of the auditor of the Sims Group are appropriate to make a proper determination of the total amount of the aggregate indebtedness of the members of the Sims Group.
In this definition references to “secured and unsecured liabilities” shall include (without limiting the generality of the expression) all Finance Debt and provisions for estimated liabilities for income taxes, long service leave and dividends recommended, declared or accrued but unpaid and provisions for any Contingent Liability but shall not include paid up share capital (other than Guaranteed Shares), reserves of any nature or undistributed profits;

Total Tangible Assets means at any time the aggregate of the book values, as disclosed by the Latest Audited Consolidated Balance Sheet, of all Tangible Assets of the Sims Group and of such Intangible Assets of the Sims Group as Westpac in its sole and absolute discretion may from time to time agree, together with, (unless already included in the Latest Audited Consolidated Balance Sheet):
(a)	the aggregate (as disclosed by its latest audited balance sheet) of the book value of the Tangible Assets as determined by the auditor of the Sims Group (after making provisions for depreciation and bad and doubtful debts and any income yet to mature) of any entity which has become a member of the Sims Group since the date of the Latest Audited Consolidated Balance Sheet;

(b)	the aggregate proceeds of:
(i)	any issue of shares or stock (including premium) of any member of the Sims Group received since the balance date of the latest Audited Consolidated Balance Sheet; and

(ii)	the aggregate proceeds of any calls on partly paid shares made by any member of the Sims Group which have been received since the balance date of the Latest Audited Consolidated Balance Sheet, excluding the amount of any such proceeds which:
(iii)	have been applied in reduction of any secured or unsecured liabilities included in the definition of “Total Indebtedness”; or

(iv)	have been applied in acquiring any assets included in Total Tangible Assets under this definition;
[*] Confidential Treatment Requested

(c)	the book value of any Tangible Assets (not excluded as provided below) acquired since the date of the Latest Audited Consolidated Balance Sheet by any member of the Sims Group with the proceeds of the sale of shares or units in any entity which has ceased to be a member of the Sims Group since that date;

(d)	the book value of all assets which are or may be leased, chartered, hired, managed, used or operated under a finance lease (where the capitalised rent has been included in Total Indebtedness) as determined by the auditor of the Sims Group at least annually or (at the option of Sims) the value as at the date of calculation as assessed by a qualified independent valuer chosen by Sims and approved by Westpac);

(e)	the proceeds of any Finance Debt referred to in paragraph (b) of the definition of “Total Indebtedness” excluding the amount of any proceeds which:
(i)	have been applied in reduction of any other secured or unsecured liabilities included in that definition; or

(ii)	have been applied in acquiring any assets included in Total Tangible Assets under this definition;
(f)	(if a revaluation of a Tangible Asset of any member of the Sims Group has been carried out by an independent valuer approved by Westpac), the excess (if any) of the fair value of that Tangible Asset as established by the valuer over its book value (as disclosed in the Latest Audited Consolidated Balance Sheet or, in the case of any entity which has become a member of the Sims Group since the Latest Audited Consolidated Balance Sheet, as disclosed in the latest audited balance sheet of that entity) and as accepted by the auditor of the Sims Group without qualification;
and after deducting:
(g)	the amount of any income yet to mature and the amount of provisions for depreciation and for bad and doubtful debts as disclosed by the Latest Audited Consolidated Balance Sheet;

(h)	the aggregate (as disclosed by the latest audited balance sheet of the relevant entity) of the book values of the Tangible Assets of any entity which has ceased to be a member of the Sims Group since the date of the Latest Audited Consolidated Balance Sheet, other than Tangible Assets of that entity which have become assets of another member of the Sims Group since that date (except that, where a revaluation of any asset had previously been made under paragraph (f), the fair value of that asset as determined in accordance with that paragraph shall be used instead of the book value);

(i)	the book value of any Tangible Assets of any member of the Sims Group which have been applied since the date of the Latest Audited Consolidated Balance Sheet in the acquisition of any entity which has become a member of the Sims Group since that date (except that, where a revaluation of any asset had previously been made under paragraph (f), the fair value of that asset as determined in accordance with that paragraph shall be used instead of the book value); and

(j)	if a revaluation of a Tangible Asset of any member of the Sims Group has been carried out by an independent valuer (whether at the request of Westpac or otherwise), the excess (if any) of the book value of that Tangible Asset (as disclosed in the Latest Audited Consolidated Balance Sheet or, in the case of any entity which has become a member of the Sims Group since the Latest Audited Consolidated Balance Sheet, as disclosed in the latest audited balance sheet of that entity) over its fair value as established by the valuer and as accepted by the auditor of the Sims Group without qualification;
[*] Confidential Treatment Requested

and after:
(k)	eliminating all inter-entity balances among any of the Sims Group (including any member of the Sims Group which has become such since the Latest Audited Consolidated Balance Sheet); and

(l)	making such further adjustments as may properly be necessary to avoid any double counting of assets or as may be required by the auditor of the Sims Group to enable a proper determination to be made of the total amount of the Total Tangible Assets.
1.2	Accounting Standards
(a)	Any accounting practice or concept relevant to this agreement is to be construed or determined in accordance with generally accepted accounting standards in Australia (Accounting Standards).

(b)	Westpac and each Undertaking Company acknowledges that changes in the Accounting Standards after the date of this agreement may make the operation of the financial undertakings set out in clause 5, a defined term or another clause in a Bank Document that refers to the Accounting Standards or any accounting practice or concept, inappropriate.

(c)	If Sims or Westpac considers that such a change has occurred and notifies Westpac or Sims (as applicable) to that effect (the date such notice is given, the Notification Date), Sims and Westpac agree to negotiate in good faith to agree to appropriate amendments to the affected clause or definition.

(d)	If Sims and Westpac fail to agree on amendments to the affected clause or definition within 20 Business Days (or such other period as may be agreed between Sims and Westpac) of the Notification Date, then any references to the Accounting Standards in any Bank Document will be deemed to be a reference to the Accounting Standards as at the date of this agreement.

(e)	Unless and until an agreement is reached as contemplated in this clause, the Undertaking Companies will provide each financial report and compliance certificate under clause 4(a)(ii) together with, in each case, any reconciliation statements (audited, where applicable) necessary to enable calculation of the financial undertakings and associated definitions based on the Accounting Standards prior to the relevant change occurring and those changes will be ignored for the purposes of the financial undertakings and the relevant definitions
2	REPRESENTATIONS AND WARRANTIES

Each Undertaking Company represents and warrants as follows.
(a)	(Status) Each Relevant Company is incorporated in the place stated by it. Any Bank Document to which a Relevant Company is expressed to be a party is its binding obligation enforceable against it, and does not breach any document or agreement binding on it or any law.

(b)	(Corporate power) It has the corporate power to own its assets and to carry on its business as it is now being conducted.

(c)	(Authority) It has power and authority to enter into and perform its obligations under the Bank Documents to which it is expressed to be a party. No further corporate action is necessary for it to draw under each facility provided under a Bank Document. Each person held out in a verification certificate attached to a Bank Document or other
[*] Confidential Treatment Requested

document signed by a secretary or director as having that authority, is authorised to sign a draw down or other notice on its behalf.
(d)	(Transaction permitted) The execution, delivery and performance by it of the Bank Documents to which it is expressed to be a party will not breach, or result in a contravention of:
(i)	any law, regulation or authorisation;

(ii)	its constitution or other constituent documents;

(iii)	any limitation on its powers or the powers of its directors; or

(iv)	any encumbrance or agreement which is binding on it or any of its subsidiaries,

(v)	and will not result in:
(A)	the creation or imposition of any encumbrance on any assets of it or any of its subsidiaries other than as permitted under a Bank Document; or

(B)	the acceleration of the date for payment of any obligation under any agreement which is binding on it.
(e)	(Authorisations) All Authorisations required:
(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Bank Documents to which it is a party;

(ii)	to make the Bank Documents to which it is a party admissible in evidence in its jurisdiction of incorporation or organisation; and

(iii)	for each Undertaking Company to carry on its business, which are material and where failure to obtain or effect any such Authorisation would have a Material Adverse Effect, have been obtained or effected and are in full force and effect.
(f)	(Accounts) Its most recent consolidated and unconsolidated accounts give a true and fair view under generally accepted accounting principles. There has been no material adverse change since the period they cover. They disclose all material Finance Debt and material contingent liabilities.

(g)	(No filing or stamp taxes) Under the law of any relevant jurisdiction it is not necessary that the Bank Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp duty, registration or other similar Tax be paid on or in relation to the Bank Documents or the transactions contemplated by those Bank Documents.

(h)	(Default under law) No Relevant Company is in breach of a law or obligation affecting any of it or its assets in a way which has had, or is likely to have, a Material Adverse Effect.

(i)	(Litigation) No litigation, Tax claim, dispute or other proceeding is current or, to a Relevant Company’s knowledge, the Relevant Company is not threatened with a reasonable likelihood of an adverse decision in excess of A$10,000,000 or which is likely to have a Material Adverse Effect.
[*] Confidential Treatment Requested

(j)	(Representations true) Each of its representations and warranties contained in the Bank Documents is correct and not misleading when made or repeated.

(k)	(Most favoured nation) In the reasonable opinion of Sims, the terms of each of the Bank Documents (other than those terms related to pricing (including fees and margins, facility limits, repayment dates and in the case of hedging pricing and individual transaction amounts) are no less favourable in any material respect than the terms in any other facility agreements to which a Relevant Company is a party.

(l)	(No default) There is no subsisting Event of Default, or event which with time or notice or both would become an Event of Default (including any breach of a Bank Document).

(m)	(Environment Law):
(i)	There is and has been nothing relating to it or its business or assets which under any law relating to the environment, Hazardous Materials, planning or health and safety has given rise or may give rise to substantial expenditure by it, a substantial claim against it or a requirement that it cease or substantially alter a material activity and

(ii)	other than those Authorisations which a failure to obtain or maintain is not likely to have a Material Adverse Effect, each Undertaking Company has obtained all Authorisations it is required to obtain under any Environmental Laws and such Authorisations are in full force and effect.
(n)	(Taxation) To the best of each Undertaking Company’s knowledge, information and belief, having made due enquiries, it has complied with all material laws relating to Tax in all jurisdictions in which it is subject to Tax and has paid all Taxes due and payable by it (other than those Taxes which it is contesting in good faith and in respect of which it has made adequate reserves as long as failure to pay those Taxes would not have, and is not reasonably likely to have, a Material Adverse Effect).

(o)	(Pari passu) Each Undertaking Company’s payment obligations under the Bank Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(p)	(No immunity) No Relevant Company has immunity from the jurisdiction of a court or from legal process.

(q)	(Governing law and enforcement) Subject to any qualification in any legal opinion provided to Westpac pursuant to the Bank Documents relating to it or the laws of its jurisdiction:
(i)	the choice of law referred to in this agreement as the governing law of the Bank Documents will be recognised and enforced in its jurisdiction of incorporation or organisation and in the jurisdiction referred to in that clause (if different); and

(ii)	any judgment obtained against it in that jurisdiction will be recognised and enforced in its jurisdiction of incorporation or organisation.
(r)	(Not a trustee) No Undertaking Company enters into any Bank Document as trustee of any trust or settlement.

(s)	(Legal and beneficial owner) Each Undertaking Company is the legal and beneficial owner of its assets and undertaking.
[*] Confidential Treatment Requested

(t)	(Security Interest) There is no Security Interest over any of its assets or undertaking other than a Permitted Security Interest.

(u)	(Commercial benefit) The entering into and performance by each Undertaking Company of its obligations under the Bank Documents to which it is expressed to be a party is for its commercial benefit and is in its commercial interests.

(v)	(Solvency) There are no reasonable grounds to suspect that any Undertaking Company is unable to pay its debts as and when they become due and payable.

(w)	(No benefit to related party or financial assistance) No person has contravened nor will contravene section 208, section 209 or Part 2J.3 of the Corporations Act (or similar laws under the laws of any other jurisdiction which may be applicable to it) by entering into any Bank Document or participating in any transaction in connection with a Bank Document.

(x)	(No change in affairs) There has been no change in any Relevant Company’s state of affairs since the end of the accounting period for its most recent financial reports or accounts, which has had or is likely to have a Material Adverse Effect.

(y)	(Disclosure) All information provided to Westpac by or on its behalf in relation to it, its assets, business or affairs or the Bank Documents was correct and not misleading (by omission or otherwise) as at the time it was provided.

(z)	(Full disclosure) It has disclosed in writing to Westpac all facts relating to it and its subsidiaries, the Bank Documents and all things in connection with them, which are material to the assessment of the nature and amount of the risk undertaken by Westpac in entering into the Bank Documents and doing anything in connection with them.

(aa)	(Holding Company) No Undertaking Company is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, or a “public utility” within the meaning of the United States Public Utility Holding Company Act of 1935, as amended.

(bb)	(ERISA.) Any United States of America incorporated Undertaking Company and its Subsidiaries (Sims US Company) have satisfied the minimum funding standards under the ERISA, as amended, with respect to its employee benefit plans and is in compliance in all material respects with the presently applicable provisions of such Act. Except to the extent that certain non-qualifying deferred compensation plans or certain amounts paid in relation to separation of employment of former employees John Mike and Alan D Ratner or all or any portion of the 401 (K) plan at any time associated with Simsmetal America (including without limitation any portion related to any matching contributions made by Simsmetal America to such 401(K) plan) constitute the maintenance, sponsorship, contributions to or obligation to contribute to any plan; no Sims US Company nor any ERISA affiliate of it maintains, sponsors, contributes to or is obligated to contribute to, or during the five (5) years ending on the date of execution and delivery of this Agreement, has maintained, sponsored, contributed to or was obligated to contribute to, any plan. None of its assets are, or are deemed to be “plan assets” whether by operation of law or under regulations promulgated under ERISA.

(cc)	(Federal Reserve Regulations) No Undertaking Company is engaged principally, nor as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of the loan will be used., whether immediately, incidentally or ultimately, for any purpose, which violates
[*] Confidential Treatment Requested

or is inconsistent with any of the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System.

(dd)	(Margin Regulations) No Undertaking Company is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock or margin securities (within the meaning of Regulations U and X issued by the Board of Governors of the Federal Reserve System), and no proceeds of accommodation under Bank Documents will be used, directly or indirectly, to purchase or carry any margin stock or margin securities or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin securities.

(ee)	(Not an Investment Company; Public Utility Holding Company) No Undertaking Company is, nor during the term of the loan will it be, (a) an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any (whether US or not), federal or local statute or regulation limiting their ability to incur indebtedness for money borrowed as contemplated by any Bank Document.
3	REPETITION OF REPRESENTATIONS AND WARRANTIES

Each of the representations and warranties contained in clause 2 are made on the date of acceptance of this letter and shall be repeated on the date of each drawdown of financial accommodation under any Bank Document.

4	UNDERTAKINGS

Each Undertaking Company undertakes as follows, to the extent that the undertaking applies to it. It also undertakes to ensure that each Relevant Company complies with the following, to the extent that the undertaking applies to a Relevant Company. In each case these apply unless Westpac gives written consent otherwise.
(a)	(Information) It will provide the following:
(i)	promptly after each relevant accounting period (but within 90 days for a full year and 90 days for half year), copies of the Sims Group consolidated audited annual and unaudited semi-annual balance sheet, cashflow statements and profit and loss statements;

(ii)	when it provides those accounts or statements, a certificate of a director certifying as to whether: an Event of Default subsists, its representations are true, and it complies with the financial undertakings in clause 5;

(iii)	promptly, all documents issued by it to its shareholders;

(iv)	promptly, advice of any material change to the terms of facilities provided by other lenders to members of the Sims Group;

(v)	promptly, notice of any litigation, arbitration, administrative or other proceeding in respect of it or any of its assets being commenced or threatened which is in excess of A$25,000,000 or its equivalent;

(vi)	as soon as it becomes aware, notice of any breach of any Environmental Law or the issuing of any proceedings or notice or requirements against or upon it or its assets in respect of, or which is likely to result in, any environmental
[*] Confidential Treatment Requested

liability or breach of any Environmental Law in each case, which has had, or is reasonably likely to have a Material Adverse Effect;

(vii)	as soon as it becomes aware, notice of any proposal of any Governmental Agency to compulsorily acquire the whole or a substantial part of its assets;

(viii)	as soon as it becomes aware, notice of the acquisition by it of a Subsidiary; and

(ix)	promptly, any other information reasonably requested by Westpac.
Any account or statement must give a true and fair view and generally accepted accounting principles must have been consistently applied in the preparation of such accounts or statements.

(b)	(Notice of default) It will notify Westpac as soon as it becomes aware of any Event of Default, or event which with giving of time or notice or both would become an Event of Default (including any breach of a Bank Document) occurring, together with full details of such event and any step taken or proposed to remedy it.

(c)	(Negative Pledge):
(i)	Neither it nor a Relevant Company create or allow a Security Interest over any of its assets or enter any other transaction or arrangement which gives a creditor a preferential right to an asset owned or used by it other than a Permitted Security Interest.

(ii)	No Undertaking Company will deposit money with a person in circumstances where the money is not repayable unless the Undertaking Company performs obligations (including to pay money) to that person, except in respect of deposits which in aggregate do not exceed A$35,000,000 at any time.

(iii)	It must not enter into any arrangement which, if complied with, would prevent any Undertaking Company from complying with its obligations under the Bank Documents.
(d)	(Assets) Neither it nor a Relevant Company will dispose of 10% or more of its Total Tangible Assets or an interest in them or agree or attempt to do so (whether in one or more related or unrelated transactions) except:
(i)	where the disposals in the ordinary course of day to day trading;

(ii)	the disposals are of surplus assets no longer required for its business.
(e)	(Authorisations) Each Relevant Company will keep in force and comply with all Authorisations required in relation to the performance and enforceability of the Bank Documents.

(f)	(Change of business) The Relevant Companies will not substantially change the nature of the business or businesses carried on by them as a whole. No Relevant Company will take any action which would have that effect, whether by disposal, acquisition or otherwise.

(g)	(Arms length dealings) No Undertaking Company will deal with any other party except at arms length for full commercial consideration in the ordinary course of business.

(h)	(Environmental Law) Each Undertaking Company will maintain procedures which in the opinion of Westpac are adequate to monitor its compliance with laws relating to
[*] Confidential Treatment Requested

the environment planning and health or any authorisation under any of those laws, and which are adequate to deal with circumstances which may give rise to a claim or a requirement of substantial expenditure by it pursuant to these laws.
(i)	(Guarantors) It will ensure that:
(i)	the guarantors under the interlocking Guarantee dated 15 November 2000 between (amongst others) the Guarantors and Westpac (Group Guarantee) (excluding any German Guarantors) will:
(A)	at all times own, in aggregate, at least 80% of Total Tangible Assets of the Sims Group; and

(B)	generate at least 80% of the EBITDA for each Calculation Period ending on a Calculation Date of the Sims Group, or in the case of a newly acquired or created Subsidiary or where assets or a business have been newly acquired, the guarantors under the Group Guarantee will own at least 80% of Total Tangible Assets and generate at least 80% of EBIIDA within 3 months of such acquisition or creation; and
(ii)	where a Subsidiary owns at least 5% of Total Tangible Assets at any time or generates at least 5% of EBITDA for a Calculation Period ending on a Calculation Date, the Subsidiary must become a New Guarantor in accordance with the Group Guarantee within 3 months of the earlier of becoming the owner of 5% of Total Tangible Assets or the relevant Calculation Date, unless Westpac is provided with a written legal advice (in a form satisfactory to Westpac, acting reasonably) from a law firm in the jurisdiction in which the Subsidiary was incorporated to the effect that the accession of the Subsidiary to the Group Guarantee as a Guarantor on the terms of the Group Guarantee would be contrary to the law under which the Subsidiary was incorporated or carries on a substantial portion of its business.
Documentation to add guarantors must be to Westpac’s satisfaction. All guarantors must provide evidence of due execution of documentation (for example, verification certificate). All foreign guarantors must within 3 months of becoming a guarantor must provide a legal opinion in a form satisfactory to Westpac.
(j)	(Amend Bank Documents) It will if requested by Westpac negotiate in good faith, and after agreement promptly implement any changes to the Bank Documents that Westpac reasonably believes necessary to ensure that the Bank Documents reflect terms at least as favourable as those afforded by the Sims Group to other lenders.

(k)	(Foreign Borrowers legal opinions) All foreign borrowers must within 3 months of becoming a borrower provide a legal opinion in a form satisfactory to Westpac.

(l)	(Secured Indebtedness) Secured Indebtedness must not exceed 5% of Total Tangible Assets.

(m)	(Directors’ certificate) At Westpac’s request, provide a certificate signed by at least 2 directors of Sims stating:
(i)	if an Event of Default subsists or an event which with time or notice or both would become an Event of Default; and

(ii)	if so, full details of the relevant Event of Default or other event referred to in paragraph (i) and the remedial action being taken or proposed.
[*] Confidential Treatment Requested

(n)	(Compliance) It must, and Sims must, ensure that each other member of the Sims Group will:
(i)	comply with all its obligations under each Bank Document to which it is a party; and

(ii)	ensure that no Event of Default occurs.
(o)	(Maintenance of capital) It will ensure that no Relevant Company takes any action to reduce its capital, cancel its uncalled capital or buy back its shares (Capital Reduction) if the Capital Reduction would, in aggregate with any other Capital Reductions by the Relevant Company in the preceding year, result in a reduction of the issued ordinary capital of the Relevant Company of greater than or equal to 10% for that year (however any Capital Reduction may not in any event be made if it causes a breach of the financial undertakings in clause 5).

(p)	(Compliance with laws and Authorisations) It must, and Sims must, ensure that each Relevant Company will:
(i)	comply with all laws and legal requirements, including each judgement, award, decision, finding or any other determination of a Governmental Agency, which applies to it or any of its assets, where failure to do so will have or be likely to have a Material Adverse Effect;

(ii)	obtain, maintain and comply with:
(A)	all Authorisations required in relation to the entry into, performance of obligations under, and enforceability of, each Bank Document to which it is a party; and

(B)	all Authorisations that are material to the carrying on of the business of the Sims Group (taken as a whole) where failure to do so has or is likely to have a Material Adverse Effect, and ensure those Authorisations are not cancelled, suspended, not renewed, varied or found to be invalid; and

(iii)	not do anything which would prevent the renewal of any Authorisation referred to in clause 4(p)(ii) or cause it to be renewed on less favourable terms.
(q)	(Payment of Taxes and other outgoings) It must pay all Taxes when due, other than:
(i)	contested Taxes; and

(ii)	where failure to do so will not have or be likely to have a Material Adverse Effect.
Each Undertaking Company must pay all contested Taxes when the terms of any final determination or settlement require those contested Taxes to be paid.
(r)	(Conduct of business) It must conduct its business (including collecting debts owed to it) in a proper, orderly and efficient manner.

(s)	(Maintenance of existence) It must, and Sims must, ensure that each Relevant Company will:
(i)	maintain its corporate existence, good standing and registration in the jurisdiction of its organisation or incorporation;
[*] Confidential Treatment Requested

(ii)	not transfer its jurisdiction of organisation or incorporation;

(iii)	not enter into any amalgamation, demerger or corporate reconstruction where such event has or would be likely to have a Material Adverse Effect, except a solvent amalgamation or reconstruction on terms agreed by Westpac; and

(iv)	not amend its constitution or any other constituent document of it where such amendment has or would be likely to have a Material Adverse Effect, without Westpac’s prior written consent.
(t)	(Financial accommodation):
(i)	It must not provide any financial accommodation, or give any guarantee in respect of any financial accommodation other than financial accommodation provided to an Undertaking Company, to or for the benefit of any person, other than Permitted Financial Accommodation or with the prior written consent of Westpac.

(ii)	It must not permit financial accommodation to remain owing to it by a Relevant Company which is not an Undertaking Company.

(iii)	It must not satisfy any financial accommodation owed to a Relevant Company which is not an Undertaking Company except any financial accommodation which, in aggregate with all other financial accommodation owed by an Undertaking Company to a Relevant Company which is not an Undertaking Company that is satisfied in the 12 month period prior to the date on which the financial accommodation is to be satisfied, does not exceed A$10,000,000.
(u)	(Maintenance of assets) Each Undertaking Company, other than an Undertaking Company whose assets comprise less than 2% of the Total Tangible Assets or an Undertaking Company whose profits from ordinary activities account for less than 2% of EBITDA, must maintain and keep its assets in a good state of repair and in good working order allowing for fair wear and tear except where failure to do so would not have a material adverse effect on:
(i)	the financial condition of the Undertaking Company;

(ii)	its ability to perform any of its obligations under a Bank Document; or

(iii)	any encumbrance provided to Westpac by that Undertaking Company.
(v)	(Insurance) Each Undertaking Company must, and must ensure that each Relevant Company will:
(i)	maintain industrial special risks insurance, public liability insurance, professional indemnity liability insurance and directors and officers liability insurance with an independent and reputable insurer and consistent with the insurances maintained by it as at the date of this agreement;

(ii)	otherwise insure, and keep insured, its property which is of an insurable nature in the manner and to the extent which is in accordance with good business practice for property of such nature; and

(iii)	promptly following a request by Westpac, provide Westpac with any certificates of currency or other evidence of currency in respect of all insurances required to be maintained by it under this agreement.
(w)	(Hedging) It must not (and in the case of Sims, must ensure that no Relevant Company will) enter into a Hedging Agreement except:
[*] Confidential Treatment Requested

(i)	for the purposes of hedging that Undertaking Company’s actual or projected interest rate, foreign exchange or other exposures arising in the ordinary course of its ordinary business and not for speculative purposes; or

(ii)	with Westpac’s prior written consent.
(x)	(Deed of Cross Guarantee) An Undertaking Company:
(i)	must not consent to the amendment, termination, revocation, suspension, repudiation of, or waive its rights arising under, any Deed of Cross Guarantee to which it is a party without Westpac’s consent (which consent may be withheld in Westpac’s absolute discretion or, where granted, may be subject to such terms as Westpac, in its absolute discretion, requires); and

(ii)	must notify Westpac immediately upon it becoming aware of any proposal or request or requirement that it provide a consent or waiver in respect of any Deed of Cross Guarantee to which it is a party.
Paragraphs (c) and (d) do not apply to any disposal if such disposal cannot be prohibited pursuant to Sections 1136 German Civil Code (Bürgerliches Gesetzbuch).

It will promptly remedy any material breaches or circumstances referred to above.
5	FINANCIAL UNDERTAKINGS

Each Undertaking Company must ensure that on each Calculation Date:
(a)	the ratio of Finance Debt to EBITDA for the Calculation Period ending on that Calculation Date is not greater than 3.0:1;

(b)	the ratio of EBITDA to Net Interest Expense for the Calculation Period ending on that Calculation Date is not less than 3.5:1; and

(c)	TNW is at least 85% of the TNW calculated for the last Calculation Date of the preceding financial year.
6	EVENTS OF DEFAULT

Each of the following is an Event of Default (even if outside the control of any Undertaking Company except as stated below).
(a)	(Obligations under transaction documents) Any Undertaking Company fails to do any of the following:
(i)	to pay principal under a Bank Document or any interest or other amount under a Bank Document on the due date unless the interest or other amount is paid within 2 days of the due date and it demonstrates to the satisfaction of Westpac that the delay was due to a failure in transmission of funds outside of its control where the funds were available to it with a bank and it gave the requisite instructions;

(ii)	to comply with its financial undertakings in clause 5; or

(iii)	to comply with any other obligation in a Bank Document and, if in the opinion of Westpac that failure can be remedied within 10 Business Days, does not remedy that failure within 10 Business Days of notice of that failure.
[*] Confidential Treatment Requested

(b)	(Misrepresentation) A representation or statement by or on behalf of an Undertaking Company in a Bank Document, or in a document provided under it, is misleading in a material respect.

(c)	(Cross Default) Finance Debt of a Relevant Company totalling at least A$5,000,000 or its equivalent or of the Relevant Companies totalling (in aggregate for all such Relevant Companies) at least A$25,000,000 or its equivalent:
(i)	is not paid when due (or within an applicable grace period) except where it is being contested in good faith; or

(ii)	becomes due and payable before its stated maturity, except as a result of an exercise of a prepayment right in the absence of default.
An obligation to provide finance to a Relevant Company totalling at least A$5,000,000 or its equivalent or to the Relevant Companies totalling (in aggregate for all such Relevant Companies) at least A$25,000,000 or its equivalent, is terminated except as a result of voluntary termination in the absence of default.

(d)	(Enforcement against assets) A Security Interest is enforced, or distress, attachment, execution or other process of a Governmental Agency is issued or levied, against any asset or a Relevant Company with a value or in an amount of at least A$10,000,000 or its equivalent or an asset or assets of Relevant Companies totalling (in aggregate for all such Relevant Companies) at least A$25,000,000 or its equivalent, and is not set aside or satisfied within 10 Business Days.

(e)	(Maintenance of capital and existence) An Undertaking Company fails to comply with clause 4(o) or 4(s).

(f)	(Insolvency) A Relevant Company is Insolvent.

(g)	(Bank Documents) All or a material part of a Bank Document is for any reason:
(i)	terminated or of no force or limited force; or

(ii)	terminable at the option of the Relevant Company,
except as expressly provided under that Bank Document. A Relevant Company alleges it is so.

(h)	(Ceasing business) An Undertaking Company stops payment, significantly changes the general character of its business or threatens to do any of those things, or a Relevant Company ceases to carry on business, except to reconstruct or amalgamate while solvent, and which event may have a Material Adverse Effect.

(i)	(Environmental) If there is any claim or requirement of expenditure or cessation of activity under any law relating to the environment, planning or health which in the opinion of Westpac is likely to have a Material Adverse Effect or any circumstances arises which may give rise to such a claim or requirement.

(j)	(Governmental interference) A law or anything done by a Governmental Agency is likely to in the opinion of Westpac have a Material Adverse Effect.

(k)	(CBA event of default) an event of default, termination event (other than a termination event under a Hedging Agreement with Commonwealth Bank of Australia in respect of which Commonwealth Bank of Australia is an “Affected Party” (as defined in that Hedging Agreement)) or other similar event occurs under any agreement relating to Finance Debt between a Relevant Company and Commonwealth Bank of Australia.
[*] Confidential Treatment Requested

(l)	(Disposal without consent) A disposal which cannot be prohibited pursuant to Section 1136 German Civil Code (Bürgerliches Gesetzbuch), if the disposal has not been approved by Westpac in writing, provided such disposal corresponds to a disposal set out in clause 4 (c) and (d).

(m)	(Unenforceability):
(i)	All or a material part of a Bank Document of Westpac is illegal, void, voidable or unenforceable;

(ii)	A Relevant Company becomes entitled to terminate any material provision of any Bank Document (other than following the occurrence of a termination event or an Event of Default under a Hedging Agreement with Westpac in respect of which Westpac is an “Affected Party” or the “Defaulting Party” (as applicable) as defined in that Hedging Agreement); or

(iii)	The execution, delivery or performance of a Bank Document by an Undertaking Company or the exercise by Westpac of all or any of its rights under a Bank Document breaches or results in a contravention of any law.
(n)	(Seizure) All or any material part of the assets of the Sims Group are seized or otherwise appropriated by, or custody thereof is assumed by any Governmental Agency, or the Sims Group is otherwise prevented from exercising normal day-to-day control over all or a material part of its assets or loses any of the rights or privileges necessary to maintain its existence or to carry on its business and Sims does not demonstrate to the reasonable satisfaction of Westpac within 15 Business Days of such seizure, appropriation, assumption of custody or execution that no Material Adverse Effect has resulted, or is reasonably likely to result, therefrom.

(o)	(Event of default) An event of default, termination event (other than a termination event under a Hedging Agreement with Westpac in respect of which Westpac is an “Affected Party” (as defined in that Hedging Agreement)) or other similar event occurs with respect to a Relevant Company under any agreement relating to Finance Debt between a Relevant Company and Westpac including the occurrence of an event which is an “event of default” with respect to a Relevant Company under any Bank Document, or any other event occurs which renders enforceable a Bank Document which comprises or includes a guarantee.

(p)	(Investigation) A person is appointed under the Corporations Act or any other applicable legislation to investigate any part of the affairs of an Undertaking Company and the relevant Undertaking Company does not demonstrate to the reasonable satisfaction of Westpac within 15 Business Days of such appointment that no Material Adverse Effect has resulted from, or is reasonably likely to result from, the investigation or as a consequence thereof.

(q)	(Deregistration) A step is taken under section 601AA, 601AB or 601AC of the Corporations Act or analogous provisions in a relevant jurisdiction to cancel the registration of an Undertaking Company.

(r)	(ASX delisting/suspension): Except with the written consent of Westpac, any securities of Sims are:
(i)	not listed on at least one of:
(A)	the official list of the Australian Securities Exchange operated by ASX Limited; or

(B)	the official list of the New York Stock Exchange; or
[*] Confidential Treatment Requested

(ii)	suspended from quotation or trading on any official list referred to in clause 6(r)(i) for 5 consecutive trading days (except where such suspension is requested by Sims for the purpose of an acquisition or a fundraising and such securities remain suspended on that basis only and not on any other basis); or

(iii)	removed from the official list of any of:
(A)	the Australian Securities Exchange operated by ASX Limited;

(B)	the New York Stock Exchange; or

(C)	another stock exchange,
because the operator of the relevant stock exchange decides that Sims or its securities no longer meet the requirements for continued listing (except where Sims has requested such removal and that is the sole basis for the removal).

(s)	(Material adverse effect) Any event occurs which, in the reasonable opinion of Westpac, may have a Material Adverse Effect.
Nothing in paragraph (e), (f) or (h) is an Event of Default if done for a solvent reorganisation previously approved by Westpac.

7	WESTPAC’S REMEDIES AND POWERS

7.1	Event of Default

If an Event of Default occurs then Westpac may at any time either or both:
(a)	terminate any facility provided under any Bank Document; and

(b)	by written notice require each Undertaking Company to repay all amounts lent or provided to it under any Bank Document, and all other amounts actually or contingently outstanding by it under any Bank Document, and the Undertaking Company must pay them immediately.
If an amount is paid to Westpac to cover an amount contingently owing, Westpac will hold that amount in an interest bearing account until the amount becomes actually owing or ceases to be contingently owing. Westpac will then apply the amount in the account (including interest) in payment of the amount actually owing and return the balance to the relevant Undertaking Company.

Where a Bank Document specifies that a facility can be terminated by Westpac at any time, Westpac may at any time do either of the things specified in (a) or (b) above whether or not an Event of Default has occurred.

Any notice given by Westpac pursuant to paragraphs (a) or (b) shall be of no effect if:
(a)	it is given because of the occurrence of an Event of Default specified in paragraphs (a)(ii), (a)(iii), (b), (c), (e), (h) or (m) of clause 6; and

(b)	within two Business Days of the notice the Undertaking Company is able to show to the Westpac’s satisfaction that:
(i)	the Event of Default is not subsisting; or
[*] Confidential Treatment Requested

(ii)	where the notice relates to an Event of Default specified in clause 6(e) or 6(h), the Event of Default subsisting does not and will not have a Material Adverse Effect.
7.2	Application of money — set-off

If an Undertaking Company does not pay an amount when due, Westpac may apply any money in any of Undertaking Company’s accounts or deposits (whether or not matured) in payment of any amount payable by it under any Bank Document. It need not do so. It can convert currencies using its normal procedures provided those procedures are fair and reasonable to both Sims and Westpac.

7.3	No waiver

No failure to exercise a power, and no delay in exercising a power, operates as a waiver. Waivers must be in writing.

8	REVIEW
(a)	(Control) If Sims becomes controlled by another person then Westpac may within 90 days after notification of that change of control review the terms of any financial accommodation provided under any Bank Document. Following that review Westpac may require repayment of all or part of the financial accommodation provided to any Undertaking Company and terminate all facilities.

For this purpose a corporation is controlled by a person or entity holding a relevant interest (as defined in the Corporations Act) of more than 50% of voting shares in Sims.

(b)	(Listing) If any securities of Sims are added to the official list of any stock exchange (other than the official list of the Australian Securities Exchange operated by ASX Limited and the official list of the New York Stock Exchange), then Westpac may, for a period of not less than 60 days after the date Westpac is notified of that event (Listing Review Period), review the terms of any financial accommodation provided under any Bank Document. Following the Listing Review Period Westpac may require repayment on demand of all or part of the financial accommodation provided to any Undertaking Company and terminate its facility under the Bank Documents, if Westpac, acting reasonably, believes that Sims’ presence on the official list of such a stock exchange, will have, or is reasonably likely to have, a Material Adverse Effect.
9	PAYMENTS

9.1	Method of payment

Each Undertaking Company will make all payments at the address on the execution page of this agreement or as specified by Westpac except where a Bank Document specifies otherwise. Payments must be in cleared funds and free of any set-off or deduction, except for Taxes where required by law.

9.2	Time of payment

Unless otherwise stated, amounts payable under any of the clauses “Yield protection”, and “Additional Payments” are payable within two Business Days of demand.

[*]
[*] Confidential Treatment Requested

10	YIELD PROTECTION

Whenever Westpac determines that a Change in Law (as defined below) has the effect of:
(a)	increasing its costs of funding or maintaining a facility under a Bank Document, or reducing its return or amounts received in respect of the facility; or

(b)	reducing its return on capital allocated to a facility under a Bank Document (including because more capital needs to be allocated to the facility or cannot be used elsewhere), then Westpac will promptly notify the relevant Undertaking Company, who must pay Westpac the amount Westpac certifies is necessary to compensate it. That certificate will give an outline of the calculation, and will be conclusive and bind the Undertaking Company in the absence of manifest error.

If the Undertaking Company so requests, Westpac will negotiate in good faith with a view to finding a means of minimising the effect, but is not a defence that the effect could have been avoided or minimised.

A Change in Law is the commencement or introduction of, or a change in, any present or future law, regulation, treaty, order, official directive, ruling or request or a change in its interpretation, after the date of this Agreement. If it does not have the force of law, it must be one with which responsible Australian banks would comply. Without limitation, it includes any occurrence which is a “Change in Law” as described above and which relates to capital adequacy, special deposit, liquidity, reserve, prime assets, Tax or prudential requirements (except a change in Tax on overall net income).

It does not include a change where Westpac is entitled to receive adequate compensation under another provision of a Bank Document.
11	ILLEGALITY
(a)	If any Change in Law or other event makes it illegal for Westpac to perform its obligations under the Bank Documents or fund or maintain the facility under the Bank Documents, Westpac may by notice to Sims:
(i)	suspend all or part of its obligations under the Bank Documents for the duration of the illegality; or

(ii)	by notice to Sims, cancel all or part of its commitment under the Bank Documents and require the Undertaking Companies to repay the outstanding moneys in part or in full on the date which is 40 Business Days after the date on which Westpac gives the notice or any earlier date required by, or to comply with, the applicable law, provided that if Westpac determines in its absolute discretion that the illegality can be avoided by a partial suspension or cancellation, then Westpac may only suspend its obligations or cancel its commitment under this clause to the extent it considers necessary to avoid the illegality.

(b)	A notice under clause 11(a) is irrevocable and the Undertaking Companies must, on the repayment date determined under clause 11(a), pay to Westpac the outstanding moneys of in full.

(c)	If this clause applies, Westpac agrees to use reasonable endeavours for a period of 90 days to make the relevant financial accommodation available by some alternative
[*] Confidential Treatment Requested

means including changing its lending office or making the financial accommodation available through a related body corporate provided that nothing in this clause will oblige Westpac to incur any costs or expenses or take any action or refrain from taking any action where, in the opinion of Westpac, the taking of that action or the refraining from taking that action is impractical, may be prejudicial to Westpac or is contrary to Westpac’s policies.
12	CONFIDENTIAL INFORMATION

Westpac must not disclose to any person:
(a)	any Bank Document; or

(b)	any information about any Undertaking Company,
except:
(c)	in connection with a permitted assignment, novation, participation or securitisation, or a proposed permitted assignment, novation, participation or securitisation, where the disclosure is made on the basis that the recipient of the information will comply with this clause in the same way that Westpac is required to do;

(d)	to any professional or other adviser consulted by it in relation to any of its rights or obligations under the Bank Documents;

(e)	to the Reserve Bank of Australia, the Australian Tax Office or any Governmental Agency requiring disclosure of the information;

(f)	in connection with the enforcement of its rights under the Bank Documents;

(g)	where the information is already in the public domain, or where the disclosure would not otherwise breach any duty of confidentiality;

(h)	if required by law or by regulation; or

(i)	otherwise with the prior written consent of the relevant Undertaking Company (such consent not to be unreasonably withheld).
13	ADDITIONAL PAYMENTS

13.1	Indemnity and costs

Each Undertaking Company will pay Westpac’s reasonable legal costs (including goods and services tax or similar tax) in relation to the preparation of each Bank Document to which it is a party and any security for its obligations, and any amendment of it, or any consent or waiver. (In respect of the preparation of this agreement, company searches referred to in conditions precedent to Bank Documents and the Bank Documents prepared around the date of this agreement, legal costs on account of preparation are capped at A$5,000.)

Subject to clause 15.3, each Undertaking Company will indemnify Westpac against any liability, loss, cost or expense (including legal costs on a full indemnity basis and including any goods and services tax or similar tax) it incurs in or as a result of an Event of Default or a breach of its obligations, or in the actual or contemplated enforcement of this agreement or any Bank Document to which it is a party or in the actual or contemplated enforcement of any security.
[*] Confidential Treatment Requested

Each Undertaking Company will, to the fullest extent permitted by law, indemnify and hold harmless Westpac and its respective directors, officers, employees and agents, from and against any and all claims, damages, liabilities and expenses (including, without limitation, reasonable attorney costs) for which any of them may become liable or which may be incurred by or asserted against Westpac or any such director, officer, employee or agent, in each case in connection with or arising out of or by reason of any investigation, litigation, or proceeding, whether or not Westpac or any such director, officer, employee or agent is a party thereto, arising out of, related to or in connection with any Bank Document or any transaction in which any proceeds of all or any part of the accommodation under Bank Documents are applied or proposed to be applied; EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LIABILITY OR EXPENSE ARISING OUT OF THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PERSON (but excluding any such claim, damage, liability or expense to the extent attributable to the gross negligence or wilful misconduct of, or violation of any law or regulation by, any such indemnified Person). The undertaking in this clause shall survive the payment of all or any accommodation under Bank Documents.

13.2	Goods and Services Tax
(a)	Notwithstanding any other provision of this agreement, any amount payable to Westpac under this agreement does not include any goods and services tax or similar tax by whatever name called (including GST) Terms defined in the GST law have the same meaning in this agreement.

(b)	To the extent that any supply under or in connection with this agreement by Westpac constitutes a taxable supply, the consideration payable will automatically be increased to include an additional amount on account of GST. That amount will be the product of the value of the consideration for the supply and the prevailing GST rate.

(c)	Notwithstanding any other provision in this agreement if, for the purposes of GST law, Westpac is not entitled to an input tax credit in respect of the whole or part of any GST payable on a supply acquired by Westpac in connection, whether directly or indirectly, with this agreement, Westpac may increase the amounts paid or payable under this agreement to the extent necessary to recoup the input tax incurred by Westpac in connection with that supply.
13.3	Tax

If an Undertaking Company is required to deduct any Tax from any payment under a Bank Document (except a Tax on Westpac’s overall net income), then:
(a)	the Undertaking Company must pay that amount to the appropriate authority and promptly give Westpac evidence of payment; and

(b)	the amount payable is increased so that (after deducting that Tax, and paying any Taxes on the increased amount) Westpac receives the same amount it would have received had no deduction been made.
13.4	Tax Credit

If an Undertaking Company makes an additional payment under clause 13.3 and Westpac determines that:
(a)	a credit against, relief or remission for, or repayment of any Tax (Tax Credit) is attributable to that additional payment; and

(b)	Westpac has obtained, utilised and retained that Tax Credit,
[*] Confidential Treatment Requested

then Westpac must pay an amount to the Undertaking Company which Westpac determines will leave it (after that payment) in the same after tax position as it would have been in had the additional payment not been made by the Undertaking Company.

13.5	Currency Indemnity

Each Undertaking Company will indemnify Westpac if any amount payable under or in connection with a Bank Document is received in a currency which is different from that in which it is required to be paid under this agreement. This indemnity applies whatever the reason for receipt of the amount in a different currency.

13.6	Stamp duty

Each Undertaking Company will pay all stamp, transaction and other similar duties and charges in relation to this agreement or any Bank Document to which it is a party and any security for its obligations and any transaction under them. This includes financial institutions duty and debits Tax. Each Undertaking Company will also pay any fines and penalties unless they result from a failure by Westpac to lodge a document for stamping in sufficient time, having received from the Undertaking Company the amount of stamp duty in good time.

14	NEW PARTIES

A party can join this agreement as an Undertaking Subsidiary and if Westpac agrees, can be joined to other Bank Documents. To do so it must sign an accession agreement in the form attached. Upon signing the accession agreement the party will automatically become an Undertaking Subsidiary under this agreement (and assume the nominated status under any Bank Document set out in the accession agreement) and have the same obligations and rights as if named in the Subsidiaries Schedule and as if it had signed this agreement and that other Bank Document.

Sims will promptly advise Westpac of the acquisition or creation of a new Subsidiary. Sims will also advise Westpac if it is necessary for that Subsidiary to become a party to the interlocking Guarantee dated 15 November 2000 in order to ensure compliance with Undertaking clause 4(i).

15	GENERAL

15.1	Statement

A written statement by Westpac as to any amount due under a Bank Document will be sufficient evidence of that amount unless the relevant Undertaking Company proves it wrong.

15.2	Term

This agreement will continue so long as there is any liability, obligation, document or agreement between Westpac and any Relevant Company or until Westpac releases it whichever event occurs earlier.

15.3	Dispute resolution
(a)	If an Issue or a circumstance that is reasonably likely to result in an Issue, arises Sims and Westpac must not commence any court proceedings relating to the Issue unless it has complied with the provisions of this clause 15.3, except to seek urgent interlocutory relief.
[*] Confidential Treatment Requested

(b)	If Sims or Westpac becomes aware of an Issue or a circumstance that is reasonably likely to result in an Issue, it must promptly notify the other (Initial Notice), and if the Issue is not resolved within ten (10) Business Days from the date of that Initial Notice (excluding the date of that Initial Notice) (or such other period as agreed to in writing between Sims and Westpac), then either Sims or Westpac may give a written notice to the other specifying the nature and details of the Issue (Notification).

(c)	If an Issue is resolved within ten (10) Business Days from the date on which Initial Notice is provided (excluding the date on which Initial Notice is given) (or such other period as agreed to in writing between Sims and Westpac), Sims and Westpac must exchange written acknowledgement of such resolution prior to the end of the ten (10) Business Day period.

(d)	Once a Notification is given in accordance with clause 15.3(b), a Dispute is taken to have arisen. If no Notification is given in accordance with clause 15.3(b) or the Issue is resolved and written acknowledgement has been exchanged between Sims and Westpac in accordance with clause 15.3(c), a Dispute will not be taken to have arisen in relation to the Issue and the provisions of this clause 15.3 will no longer apply. If the provisions of this clause 15.3 no longer apply as a result of the failure of either Sims or Westpac to give a Notification, the matter or thing asserted by either Sims or Westpac which gave rise to the Issue will be disregarded.

(e)	If Sims and Westpac do not resolve the Dispute within ten (10) Business Days after the Notification is given (excluding the date on which the Notification is given) (or such other period as agreed to in writing between Sims and Westpac) either Sims or Westpac may submit the Dispute to expert determination.

(f)	If the Dispute is referred to expert determination under clause 15.3(e):
(i)	both Sims and Westpac may nominate an independent expert with relevant expertise in accounting, legal and commercial matters to act as expert and submit this nomination to the other within the earlier of twelve (12) Business Days after the Notification is given (excluding the date on which the Notification is given), or two (2) Business Days following a decision by Sims and Westpac to submit the Dispute to expert determination (excluding the date on which that decision is reached) (or such other period as agreed to in writing between Sims and Westpac);

(ii)	if only Westpac or only Sims nominates an expert in accordance with clause 15.3(f)(i), the nominated expert will be taken to have been agreed to by both Sims and Westpac and that expert will be validly appointed;

(iii)	if Sims and Westpac do not agree on the appointment of an expert within three (3) Business Days after both expert nominations have been submitted (excluding the date on which both nominations have been submitted), the matter will be referred to the President of the Institute of Chartered Accountants of Australia who will nominate an expert to determine the Dispute and both Sims and Westpac will accept this nomination;

(iv)	where Sims is engaged in a dispute with any of its other lenders (which have adopted a dispute resolution clause in substantially the same form as this clause 15.3) in relation to the same subject matter as a Dispute or Issue between Sims and Westpac, Westpac agrees to the common appointment of an expert to resolve the disputes simultaneously and an expert appointed in these circumstances can only be appointed if the expert accepts a common appointment;
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(v)	the terms of the expert’s retainer must provide that in resolving the Dispute the expert will, to the extent relevant, be subject to the then current ACDC Guidelines for Expert Determination, and will use all reasonable endeavours to ensure that if a Dispute relates to a current Calculation Period a decision is reached prior to the Calculation Date for that Calculation Period;

(vi)	the terms of the expert’s retainer must provide that the expert must provide a decision as soon as reasonably practicable and in any event no later than the five (5) Business Days from the date of referral (excluding the date of referral) (or such other period as agreed to in writing between Sims and Westpac);

(vii)	the decision of the expert is final and binding on Westpac and the Undertaking Companies except in the case of manifest error; and

(viii)	if, for any reason:
(A)	an expert is not appointed within five (5) Business Days of the expert appointment decision being referred to the President of the Institute of Chartered Accountants of Australia (excluding the date on which the matter is referred);

(B)	or the appointed expert provides Sims and Westpac with written confirmation that the expert is unable to reach a decision in relation to the Dispute, the provisions of this clause 15.3 will no longer apply to the Dispute and each of Sims and Westpac may:
(C)	commence court proceedings; and/or

(D)	pursue any other remedies that are available to the relevant party, in relation to the matter or thing forming the subject matter of the Dispute.
(g)	If a Dispute or Issue first arises prior to the end of a Calculation Period and is not resolved in accordance with this clause 15.3 by the end of that Calculation Period, Sims and Westpac agree to use reasonable endeavours to resolve the Dispute or Issue as soon as possible following the relevant Calculation Date and in any event no later than 30 Business Days following Sims and Westpac first becoming aware of the Issue (excluding the date on which both Sims and Westpac first become aware of the Issue) (or such other period as agreed to in writing between Sims and Westpac).

(h)	Westpac agrees that prior to the resolution of the Dispute or Issue in accordance with the provisions of this clause 15.3, or the termination of the dispute resolution process as contemplated by clause 15.3(f)(viii), the subject matter of any Dispute or Issue may not be taken into account in determining whether Sims is in breach of any of the financial undertakings contained in clause 5 of these Standard Terms that require EBITDA to be calculated.

(i)	Sims must bear the costs of complying with this clause 15.3 and comply with the obligations under the Bank Documents during the dispute resolution process contained in this clause 15.3.

(j)	In acting under the provisions of this clause 15.3 Sims and Westpac must at all times use reasonable endeavours to resolve any Dispute or Issue.

(k)	Each Undertaking Company represents and warrants for the benefit of Westpac that each Other Document that requires or contemplates adjustments to EBITDA contains a dispute resolution clause in substantially the same form as this clause 15.3.
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15.4	Assignment
(a)	No Undertaking Company may assign its rights under any Bank Document. Westpac may transfer any part of its rights and, with an Undertaking Company’s consent, its obligations. An Undertaking Company will not withhold that consent unreasonably. With the prior consent of Sims which consent will not be withheld unreasonably, Westpac may disclose information concerning a Bank Document or an Undertaking Company to a potential transferee or sub-participant Westpac may transfer any part of its rights with the prior consent of Sims which consent will not be withheld unreasonably. Westpac may from time to time change its office at which accommodation is made or carried, provided that if at the time of any change from one office to another the effect thereof would be to increase any amount payable by an Undertaking Company under a Bank Document then such change shall not be made without the prior written consent of Sims.

(b)	Notwithstanding any other provision set forth in a Bank Document, Westpac may at any time assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal and/or interest on accommodation) under a Bank Document in respect of accommodation made or carried by a Westpac office in the United States of America to any Federal Reserve Bank without notice to, or consent of, the Undertaking Companies or any of their agents, successors or assigns.

(c)	Where Westpac wants to transfer any part of its obligations the relevant Undertaking Company will sign when reasonably requested by Westpac a document which will effect that transfer and which does not increase the Undertaking Company’s obligations. Westpac will bear its own costs and stamp duty on that document.
15.5	Notices
(a)	Any notice, demand, statement, certificate or other communication by Westpac under any Bank Document may be given by any person whose title includes the word a manager, a counsel, a head or a president, or any attorney authorised to do so.

(b)	Notices may be sent by facsimile, post or any other means to the recipient’s address or number set out on the signature page of this agreement or to any other address or number notified to the sender by the recipient.

(c)	Notices will be taken to have been given if delivered or left at that address on the date on which they are delivered or left.
15.6	Governing law and jurisdiction

This agreement is governed by NSW law. Each Undertaking Company accepts the non-exclusive jurisdiction of the courts having jurisdiction there in relation to each Bank Document.
SUBSIDIARIES SCHEDULE

Jurisdiction of
incorporation / registration
Name of company	Corporation number	/ organisation
Sims Group Australia Holdings Limited	008 634 526	Australia
Sims Metal Management Limited	114 838 630	Australia
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Jurisdiction of
incorporation / registration
Name of company	Corporation number	/ organisation
Simsmetal Holdings Pty Limited	000 021 563	Australia
Simsmetal Services Pty Limited	000 166 987	Australia
Sims Manufacturing Pty Limited	004 332 870	Australia
Sims Industrial Pty Limited	000 090 479	Australia
Sims Energy Pty Limited	009 667 752	Australia
Sims Group UK Limited	3242331	UK
Sims Group UK Holdings Limited	2904307	UK
Mirec BV	17073024	The Netherlands
Sims Recycling Solutions AB	N/A	Sweden
Simsmetal Industries Limited	N/A	New Zealand
Sims M+R GmbH	N/A	Germany
Sims Group German Holdings GmbH	N/A	Germany
Sims Metal Management Asia Limited	N/A	Hong Kong
Sims Group Recycling Solutions Canada Ltd	N/A	Canada
Sims Group Canada Holdings Limited	N/A	Canada
Sims Group USA Corporation	N/A	Delaware
Sims Group Global Trade Corporation	N/A	Delaware
North Carolina Resource Conservation, LLC	N/A	North Carolina
Sims Group USA Holdings Corporation	N/A	Delaware
SHN Co., LLC	N/A	Delaware
HNE Recycling LLC	N/A	Delaware
HNW Recycling LLC	N/A	Delaware
Schiabo Larovo Corporation	N/A	Delaware
Simsmetal East LLC	N/A	Delaware
Simsmetal West LLC	N/A	Delaware
Sims Recycling Solutions Holdings, Inc. (formerly Sims Recycling Solutions, Inc.)	N/A	Illinois
Sims Recycling Solutions, Inc. (formerly United Refining & Smelting Co.)	N/A	Illinois
Metal Management, Inc.	N/A	Delaware
CIM Trucking, Inc.	N/A	Illinois
Metal Management Alabama, Inc.	N/A	Delaware
Metal Management Arizona, L.L.C.	N/A	Arizona
Metal Management Connecticut, Inc.	N/A	Delaware
Metal Management Indiana, Inc.	N/A	Illinois
Metal Management Memphis, L.L.C.	N/A	Tennessee
Metal Management Midwest, Inc.	N/A	Illinois
Metal Management Mississippi, Inc.	N/A	Delaware
Metal Management New Haven, Inc.	N/A	Delaware
Metal Management Northeast, Inc.	N/A	New Jersey
Metal Management Ohio, Inc.	N/A	Ohio
Metal Management Pittsburgh, Inc.	N/A	Delaware
Metal Management Proler Southwest, Inc.	N/A	Delaware
Sims – North America Trade Corporation	N/A	Delaware
Metal Management West Coast Holdings, Inc.	N/A	Delaware
Metal Management West, Inc.	N/A	Colorado
MM Metal Dynamics Holdings, Inc.	N/A	Delaware
[*] Confidential Treatment Requested

Jurisdiction of
incorporation / registration
Name of company	Corporation number	/ organisation
Naporano Iron & Metal, Inc.	N/A	Delaware
New York Recycling Ventures, Inc.	N/A	Delaware
Proler Southwest GP, Inc.	N/A	Delaware
Proler Southwest LP	N/A	Texas
Reserve Iron & Metal Limited Partnership	N/A	Delaware
Metal Dynamics LLC	N/A	Delaware
Metal Dynamics Detroit LLC	N/A	Delaware
Metal Dynamics Indianapolis LLC	N/A	Delaware
Sims Municipal Recycling of New York LLC	N/A	Delaware
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ANNEXURE
UNDERTAKING SUBSIDIARIES
FORM OF ACCESSION AGREEMENT
By this Agreement [New Undertaking Subsidiary Name& ACN] (Company Name) of                                                              becomes:
w	an Undertaking Subsidiary under the Sims Group Standard Terms dated (Standard Terms) with Westpac Banking Corporation ARBN 007 457 141 (Westpac) and others, and bound by them as stated in the Standard Terms;

w	an [insert status] under the [insert name of Bank Document] dated (insert short name of Bank Document) with Westpac and others, and bound by the terms of the (insert short name of Bank Document) as stated in the (insert short name of Bank Document).
It does so in consideration of A$1 which it has received from Westpac and in consideration of Westpac at its request giving credit, or continuing to provide it or not taking immediate action to enforce the obligations of another Undertaking Company, and for other good and valuable consideration.
Capitalised terms used in this agreement are defined either within the text of this agreement or within the Standard Terms.

THE COMMON SEAL of	)
[Company Name]	)
was duly affixed in the presence of:	)

Signature	Signature

Print Name	Print Name

Office Held	Office Held
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